UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 3, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On August 3, 2018, Comstock Escrow Corporation (the “Escrow Issuer”), a wholly owned subsidiary of Comstock Resources, Inc. (the “Company”), completed the issuance and sale of $850.0 million in aggregate principal amount of its 9.75% Senior Notes due 2026 (the “Notes”). The Notes were issued pursuant to an Indenture, dated August 3, 2018 (the “Indenture”), by and between the Escrow Issuer, as issuer, and American Stock Transfer & Trust Company LLC, as trustee (the “Trustee”).

The Escrow Issuer, which was created solely to issue the Notes, has deposited the gross proceeds of the offering into a segregated escrow account until the date that certain escrow release conditions are satisfied. Prior to the satisfaction of the release conditions, the Notes will be secured by a first-priority security interest in the escrow account and all deposits and investment property therein. At the time of the release of the proceeds from escrow, the Escrow Issuer will be merged with and into the Company, with the Company surviving such merger (the “Merger”). The Company will assume by operation of law all of the Escrow Issuer’s obligations (including its obligations under the Indenture), and each of the subsidiaries of the Company will become guarantors under the Notes (the “Guarantors”). As used herein, the term “Issuer” refers to the Escrow Issuer prior to the occurrence of the Merger and the Company following the occurrence of the Merger.

Issuance of the Notes

The Notes were issued in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes were issued at 95.988% of par.

Escrow Conditions

The escrow release conditions include, among other things, (a) the closing of the contribution of certain oil and gas assets (the “Contribution Transaction”) by Arkoma Drilling, L.P. and Williston Drilling, L.P. (together, the “Jones Partnerships”), entities owned by Jerry Jones and his family, pursuant to the Contribution Agreement entered into on May 9, 2018 between the Company and the Jones Partnerships, (b) the entry of the Company into a new bank credit agreement and consummation of initial borrowings thereunder (the “New Credit Facility”), and (c) the repurchase and/or redemption of all of the Company’s outstanding (1) 10% Senior Secured Toggle Notes due 2020, (2) 7 3/4% Convertible Secured PIK Notes due 2019, (3) 9 1/2% Convertible Secured PIK Notes due 2020, (4) 10% Senior Secured Notes due 2020, (5) 7 3/4% Senior Notes due 2019 and (6) 9 1/2% Senior Notes due 2020 (collectively, the “Existing Notes”). The issuance of the Company’s common stock in connection with the Contribution Transaction is being submitted to the Company’s stockholders for approval at its upcoming annual meeting to be held on August 10, 2018.

If the escrow release conditions are not satisfied on or prior to October 31, 2018, the Notes will be subject to a special mandatory redemption. The special mandatory redemption price will be equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest, if any, from the issue date of the Notes, up to, but not including, the date of such special mandatory redemption.

Use of Proceeds

The Escrow Issuer will use the net proceeds of the offering, together with borrowings under the New Credit Facility and cash on hand, to repurchase and/or redeem the Existing Notes.

Ranking

The Notes are the Issuer’s senior obligations, and rank equal in right of payment with all of the Issuer’s existing and future senior indebtedness and rank senior in right of payment to all of the Issuer’s future subordinated indebtedness. Upon satisfaction of the escrow release conditions, the Notes will be effectively junior to the Issuer’s secured indebtedness.

Maturity and Interest

The Notes will mature on August 15, 2026. Interest on the Notes accrues at a rate of 9.75% per annum and is payable semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 2019. The Issuer is obligated to make each interest payment to the holders of record of the Notes on the immediately preceding February 1 and August 1.

Optional Redemption

The Issuer has the option to redeem all or a portion of the Notes at any time prior to August 1, 2021 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. At any time on or after August 1, 2021, the Issuer may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time before August 1, 2021, the Issuer may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.750% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

Change of Control

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Issuer to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Covenants

The Indenture contains covenants that limit, among other things, the Issuer’s and its restricted subsidiaries’ ability to (1) incur or guarantee additional debt or issue disqualified capital stock, (2) pay dividends or make other distributions on capital stock, (3) repurchase or redeem capital stock, (4) prepay, redeem or repurchase subordinated debt, (5) make certain investments, (6) create liens, (7) enter into transactions with affiliates, (8) sell assets, (9) issue or sell preferred stock of certain subsidiaries, and (10) engage in mergers or consolidations. These covenants are subject to a number of important exceptions and qualifications.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed with this Current Report as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

On August 3, 2018, in connection with the issuance of the Notes, the Escrow Issuer entered into a Registration Rights Agreement between the Escrow Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative of the several initial purchasers of the Notes. Following the Merger, the Company and the Guarantors shall execute joinders to the Registration Rights Agreement. Under the Registration Rights Agreement, the Issuer and the Guarantors shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to a registered exchange offer to exchange the Notes for new notes with terms substantially identical in all material respects with the Notes. The Issuer and the Guarantors will use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Issuer and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 300 days after August 3, 2018. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuer and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuer and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 3, 2018, by and between Comstock Escrow Corporation, as issuer, and American Stock Transfer & Trust Company LLC, as trustee.

10.1	Registration Rights Agreement, dated as of August 3, 2018, by and between Comstock Escrow Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 6, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer